Exhibit 99.1

CUSIP NUMBER 292764 10 7	13G	Page 27 of 29 Pages

Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them.

Dated: February 4, 2010

Draper Associates, Inc.

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	President

Draper Associates, L.P.

By: Draper Associates, Inc. (General Partner)

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	President

Draper Fisher Jurvetson Fund VI, L.P.

By:	Draper Fisher Jurvetson Management Co. VI, LLC (General Partner)

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

Draper Fisher Jurvetson Management Co. VI, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

CUSIP NUMBER 292764 10 7	13G	Page 28 of 29 Pages

Draper Fisher Jurvetson Partners VI, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

/s/ Timothy C. Draper
Timothy C. Draper

The Timothy Draper Living Trust

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Co-Trustee

/s/ John H. N. Fisher
John H. N. Fisher

John H. N. Fisher and Jennifer Caldwell Living Trust dated 1/7/00, as amended and restated on 3/7/08

By:	/s/ John H. N. Fisher
Name:	John H. N. Fisher
Title:	Co-Trustee

/s/ Stephen T. Jurvetson
Stephen T. Jurvetson

The Steve and Karla Jurvetson Living Trust dated 8/27/02

By:	/s/ Stephen T. Jurvetson
Name:	Stephen T. Jurvetson
Title:	Co-Trustee

CUSIP NUMBER 292764 10 7	13G	Page 29 of 29 Pages

JABE, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

DFJ Network Affiliate VII, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member